Exhibit 10.11

TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of November 26, 2008, is between Vera Bradley Designs, Inc., an Indiana corporation (“Grantor”), and JPMorgan Chase Bank, N.A., as Collateral Agent for the benefit of the Secured Parties (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Grantor, JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and the Lenders are party to that certain Credit Agreement as of the date hereof (the same, as it may be further amended, restated, modified or supplemented and in effect from time to time, being herein referred to as the “Credit Agreement”), pursuant to which the Lenders made certain credit facilities available to the Grantor on the terms and conditions set forth therein;

WHEREAS, Grantor has entered into a Security Agreement of even date herewith (as amended, restated, modified or supplemented from time to time, the “Security Agreement”) with the Collateral Agent, for the benefit of the Secured Parties, pursuant to which Grantor has granted to the Collateral Agent a security interest in substantially all the assets of Grantor, including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Trademarks and Trademark licenses, together with the goodwill of the business symbolized by Grantor’s Trademarks, and all products and proceeds thereof, to secure the payment of the Obligations;

WHEREAS, capitalized terms used but not defined herein are used in the manner provided in the Security Agreement or the Credit Agreement, as applicable;

WHEREAS, Grantor owns the Trademarks listed on Schedule 1 annexed hereto, and is a party to the Trademark licenses listed on Schedule 1 annexed hereto; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in all of Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether presently existing or hereafter created or acquired:

(1)	each Trademark, including without limitation, each Trademark referred to in Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark;

(2)	each Trademark license, including, without limitation, each Trademark license listed on Schedule 1 annexed hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark license; and

(3)	all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (a) infringement of any Trademark, including, without limitation, any Trademark referred to in Schedule 1 annexed hereto and any Trademark licensed under any Trademark license listed on Schedule 1 annexed hereto, or (b) injury to the goodwill associated with any Trademark or Trademark licensed under any Trademark license.

This security interest is granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be duly executed by its duly authorized officer thereunto as of this      day of November, 2008.

VERA BRADLEY DESIGNS, INC.

By: /s/ Patricia R. Miller
Name: Patricia R. Miller
Title: President

Acknowledged:

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent for the benefit of the Secured Creditors

By: /s/ William J. Schafer

Name: William J. Schafer

Title: Vice President

ACKNOWLEDGMENT

State of Indiana	)
	)	ss.
County of Allen	)

On the date first set forth above before me personally appeared the above-indicated person who executed the foregoing instrument as the above-indicated officer of Vera Bradley Designs, Inc., who being by me duly sworn, did depose and say that he/she is such officer of such corporation; that the foregoing instrument was executed on behalf of said corporation by order of its Board of Directors; and that he/she acknowledged said instrument to be the free act and deed of said corporation.

/s/ Stefi Simmone
{Seal}	Notary Public

Signature Page to Trademark

Security Agreement